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                                                                    EXHIBIT 99.4

                          ARDENT HEALTH SERVICES, INC.

                             OFFER TO EXCHANGE ITS
                     10% SENIOR SUBORDINATED NOTES DUE 2013
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     10% SENIOR SUBORDINATED NOTES DUE 2013

                                                                           , 200

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated           ,
200 (as amended and supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer"), in connection with the offer by Ardent Health Services, Inc., a Delaware corporation (the "Company"), to exchange the Company's 10% Senior Subordinated Notes due 2013 (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of the Company's outstanding 10% Senior Subordinated Notes due 2013 (the "Original Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New
York City time, on           , 200 , unless extended (the "Expiration Date").

     We are holding Original Notes for your account. An exchange of the Original Notes can be made only by us and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Original Notes held by us for your account. The Exchange Offer provides a procedure for holders to tender by means of guaranteed delivery.

     We request information as to whether you wish us to exchange any or all of the Original Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

     Your attention is directed to the following:

          1. The forms and terms of the Exchange Notes are the same in all material respects as the forms and terms of the Original Notes (which they replace), except that the Exchange Notes have been registered under the Securities Act. Interest on the Exchange Notes will accrue from the most recent February 15 or August 15 on which interest was paid or provided for on the Original Notes, or, if no interest has been paid or provided for on the Original Notes, from the issue date.

          2. Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "SEC"), as set forth in certain interpretive letters addressed to third parties in other transactions, Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Accordingly, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of those Exchange Notes.
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          3. The Exchange Offer is not conditioned on any number or minimum aggregate principal amount of Original Notes being tendered, except that Original Notes may be tendered only in integral multiples of $1,000.

          4. Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and may terminate the Exchange Offer (whether or not any Original Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under "The Exchange Offer -- Conditions of the Exchange Offer" have occurred or exist or have not been satisfied.

          5. Tendered Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, if such Original Notes have not previously been accepted for exchange pursuant to the Exchange Offer.

          6. Any transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 3 of the Letter of Transmittal.

     You are urged to carefully review the Prospectus and Letter of Transmittal for important information about the Company and the Exchange Offer.

     If you wish to have us tender any or all of your Original Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Original Notes, the entire principal amount of Original Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Original Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable securities law.

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                          ARDENT HEALTH SERVICES, INC.

                             OFFER TO EXCHANGE ITS
                     10% SENIOR SUBORDINATED NOTES DUE 2013
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     10% SENIOR SUBORDINATED NOTES DUE 2013

Instructions from Beneficial Owner

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the offer by the Company to exchange Exchange Notes for Original Notes.

     This will instruct you to tender the principal amount of Original Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

     The undersigned represents that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of the undersigned's business, (ii) the undersigned is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes, and (iii) the undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the undersigned is a broker-dealer, it acknowledges that it will deliver a copy of the Prospectus in connection with any resale of the Exchange Notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                         Sign Here

                                         ---------------------------------------
                                                      SIGNATURE(S)

Securities which are to be tendered:

Tender all of the Original Notes

               Aggregate Principal Amount*

[  ] Original Notes
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                             NAME(S) (PLEASE PRINT)

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                                    ADDRESS

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                                    ZIP CODE

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                         AREA CODE AND TELEPHONE NUMBER

Dated:                               , 200
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* Unless otherwise indicated, it will be assumed that all of the Original Notes listed are to be tendered.
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